Exhibit 99.1

For Further Information Contact:
Kimberly Myers
(971) 246-8211
kimberly.myers@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2015 FINANCIAL RESULTS

CUPERTINO, CA — July 31, 2015 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the quarter and fiscal year ended July 3, 2015.  For the fourth quarter, the Company reported revenue of $2.9 billion, gross margin of 26.5%, net income of $138 million and diluted earnings per share of $0.43.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 27.2%, net income of $250 million and diluted earnings per share of $0.77.

During the fourth quarter, the Company generated $228 million in operating cash flow and returned $351 million to shareholders in the form of dividends and share redemptions.

For the fiscal year ended July 3, 2015, the Company reported revenue of $13.7 billion, gross margin of 27.7%, net income of $1.7 billion and diluted earnings per share of $5.26.  On a non-GAAP basis, Seagate reported gross margin of 28.1%, net income of $1.5 billion and diluted earnings per share of $4.57.

In fiscal year 2015, the Company generated approximately $2.6 billion in operating cash flow and returned $1.8 billion to shareholders in the form of dividends and share redemptions. The Company also successfully raised $1.2 billion in investment grade debt in fiscal 2015, extending its weighted average maturity to approximately 9 years and decreasing its weighted average interest to 4.8%.  Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2.5 billion at the end of the fiscal year. There were 315 million ordinary shares issued and outstanding as of the end of the fiscal year.

“Over the last few years, Seagate has refined our financial model and global supply chain to allow us to continuously deliver significant value to shareholders and adapt effectively to short-term fluctuations in our business and geographic markets,” said Steve Luczo, Seagate’s chairman and chief executive officer.  “While shifting information technology market dynamics have been challenging to accurately predict, we achieved many of our financial goals in fiscal 2015 and remain confident in our long-term growth prospects driven by data growth, cloud and hyperscale deployments and data analytics. Our product portfolio is very well positioned in the traditional storage marketplace, our pipeline of innovation is strong, and our strategic investments in cloud systems and solutions and flash technology are expanding our opportunities with new and existing customers.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors has approved a quarterly cash dividend of $0.54 per share, which will be payable on August 25, 2015 to shareholders of record as of the close of business on August 11, 2015.  The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its first fiscal quarter of 2016, including key underlying assumptions.  Seagate is planning an investor and analyst meeting on September 2, 2015 to discuss the Company’s longer-term strategic plan.

Replay

A replay will be available beginning today at approximately 9:00 a.m. Pacific Time at http://www.seagate.com/investors.

About Seagate

To learn more about the company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, Google+ and subscribe to our blog.  The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending October 2, 2015 and the fiscal year ending July 1, 2016 and beyond as well as our plans with respect to future dividend payments. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact our margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 7, 2014, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 3, 2015	June 27, 2014 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,479	$2,634
Short-term investments	6	20
Restricted cash and investments	7	4
Accounts receivable, net	1,735	1,729
Inventories	993	985
Deferred income taxes	122	126
Other current assets	226	279
Total current assets	5,568	5,777
Property, equipment and leasehold improvements, net	2,278	2,136
Goodwill	874	537
Other intangible assets, net	370	359
Deferred income taxes	496	499
Other assets, net	259	184
Total Assets	$9,845	$9,492
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,540	$1,549
Accrued employee compensation	256	296
Accrued warranty	135	148
Accrued expenses	412	405
Current portion of long-term debt	—	—
Total current liabilities	2,343	2,398
Long-term accrued warranty	113	125
Long-term accrued income taxes	33	90
Other non-current liabilities	183	127
Long-term debt, less current portion	4,155	3,920
Total Liabilities	6,827	6,660

Equity:
Total Equity	3,018	2,832
Total Liabilities and Equity	$9,845	$9,492

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of June 27, 2014.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014 (a)
Revenue	$2,927	$3,301	$13,739	$13,724

Cost of revenue	2,151	2,376	9,930	9,878
Product development	324	323	1,353	1,226
Marketing and administrative	203	161	857	722
Amortization of intangibles	34	27	129	98
Restructuring and other, net	9	4	32	24
Gain on arbitration award, net	—	—	(620)	—
Total operating expenses	2,721	2,891	11,681	11,948

Income from operations	206	410	2,058	1,776

Interest income	2	1	6	8
Interest expense	(55)	(50)	(207)	(195)
Other, net	(4)	(77)	113	(33)
Other income (expense), net	(57)	(126)	(88)	(220)

Income before income taxes	149	284	1,970	1,556
Provision for (benefit from) income taxes	11	(36)	228	(14)
Net income	$138	$320	$1,742	$1,570

Net income per share:
Basic	$0.44	$0.98	$5.38	$4.66
Diluted	0.43	0.95	5.26	4.52
Number of shares used in per share calculations:
Basic	316	326	324	337
Diluted	323	337	331	347

Cash dividends declared per share	$0.54	$0.43	$2.05	$1.67

(a) The information in this column was derived from the Company’s audited Consolidated Statement of Operations for the year ended June 27, 2014.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	July 3, 2015	June 27, 2014
OPERATING ACTIVITIES
Net income	$1,742	$1,570
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	841	879
Share-based compensation	137	118
Loss on redemption and repurchase of debt	74	81
Gain on sale of investments	—	(32)
Loss (gain) on sale of property and equipment	2	(4)
Deferred income taxes	2	(67)
Other non-cash operating activities, net	(9)	14
Changes in operating assets and liabilities:
Restricted cash	(3)	104
Accounts receivable, net	(2)	4
Inventories	29	(20)
Accounts payable	(58)	(190)
Accrued employee compensation	(40)	(55)
Accrued expenses, income taxes and warranty	(112)	(80)
Vendor non-trade receivables	47	217
Other assets and liabilities	(3)	19
Net cash provided by operating activities	2,647	2,558
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(747)	(559)
Proceeds from the sale of property and equipment	—	3
Proceeds from the sale of strategic investments	—	72
Purchases of short-term investments	(5)	(88)
Sales of short-term investments	4	508
Maturities of short-term investments	19	61
Cash used in acquisition of businesses, net of cash acquired	(453)	(285)
Other investing activities, net	(105)	(34)
Net cash used in investing activities	(1,287)	(322)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,196	1,781
Redemption and repurchase of debt	(1,026)	(725)
Proceeds from issuance of ordinary shares under employee stock plans	98	107
Dividends to shareholders	(664)	(557)
Repurchases of ordinary shares	(1,087)	(1,912)
Other financing activities, net	(12)	(5)
Net cash used in financing activities	(1,495)	(1,311)
Effects of foreign currency exchange rate changes on cash and cash equivalents	(20)	1
Increase (decrease) in cash and cash equivalents	(155)	926
Cash and cash equivalents at the beginning of the year	2,634	1,708
Cash and cash equivalents at the end of the year	$2,479	$2,634

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share, gross margin, gross margin as a percentage of revenue, operating margin, operating expenses, and operating income which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by financial analysts who follow the Company. The Company also presents free cash flow, which is a non-GAAP measure calculated as the sum of net cash provided by operating activities, less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect all of the Company’s expenses and non-cash items and does not reflect the Company’s uses of cash in financing and investment activities.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended July 3, 2015	For the Fiscal Year Ended July 3, 2015
Reconciliation of GAAP Net Income:
GAAP Net Income		$138	$1,742
Non-GAAP adjustments:
Cost of revenue	(A)	19	53
Product development	(B)	2	17
Marketing and administrative	(C)	12	31
Amortization of intangibles	(D)	32	126
Restructuring and other, net	(E)	9	32
Gain on litigation settlement, net	(F)	—	(620)
Other income (expense), net	(G)	17	(71)
Provision for (benefit from) income taxes	(H)	21	202
Non-GAAP net income		$250	$1,512

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.43	$5.26
Non-GAAP		$0.77	$4.57
Shares used in diluted net income per share calculation		323	331

(A)   For the three months and fiscal year ended July 3, 2015, Cost of revenue on a GAAP basis totaled $2.2 billion and $9.9 billion, respectively, while non-GAAP Cost of revenue, which excludes the impact of certain adjustments, was $2.1 billion and $9.9 billion, respectively.  These non-GAAP adjustments include the write off of certain discontinued inventory and the amortization of intangibles associated with acquisitions and other acquisition related expenses.

(B)  For the three months and fiscal year ended July 3, 2015, Product development expense has been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions.

(C)  For the three months and fiscal year ended July 3, 2015, Marketing and administrative expense has been adjusted on a non-GAAP basis primarily to exclude the write off of certain fixed assets and the impact of integration costs associated with acquisitions.

(D)  For the three months and fiscal year ended July 3, 2015, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

(E)  For the three months and fiscal year ended July 3, 2015, Restructuring and other, net, has been adjusted on a non-GAAP basis primarily related to a reduction in our work force as a result of our ongoing focus on cost efficiencies in all areas of our business.

(F)  For the fiscal year ended July 3, 2015, Gain on arbitration award, net, has been adjusted on a non-GAAP basis to exclude the final award amount of $630 million, less litigation and other related costs of $10 million, related to the arbitration award in the Company’s case against Western Digital for the misappropriation of the Company’s trade secrets.

(G)  For the three months ended July 3, 2015, Other income (expense), net, has been adjusted on a non-GAAP basis to exclude the net impact of losses recognized on the early redemption and repurchase of debt, partially offset by gains recognized upon sales of certain strategic investments.

For the fiscal year ended July 3, 2015, Other income (expense), net, has been adjusted on a non-GAAP basis primarily to exclude the net impact of losses recognized on the early redemption and repurchase of debt and impairment, partially offset by partial payment of $143 million for interest accrued on the final arbitration award amount in the Company’s case against Western Digital and gains recognized upon sales of certain strategic investments.

(H) For the three months ended July 3, 2015, Provision for (benefit from) income taxes, has been adjusted on a non-GAAP basis to exclude the net tax expense associated with establishing a valuation allowance on U.K. deferred tax assets due to cumulative book losses incurred in the Company’s U.K. subsidiaries.

For the fiscal year ended July 3, 2015, Provision for (benefit from) income taxes, has been adjusted on a non-GAAP basis to exclude the net tax expense associated with establishing a valuation allowance on U.K. deferred tax assets due to cumulative book losses incurred in the Company’s U.K. subsidiaries and the net tax expense associated with the final audit assessment from the Jiangsu Province State Tax Bureau of the People’s Republic of China for changes to the Company’s tax filings for the calendar years 2007 through 2013.